The Prudential Series Fund, Inc.
For the fiscal year ended 12/31/04

File number 811-40896

SUB-ITEM 77D
Policies With Respect to Security Investment


THE PRUDENTIAL SERIES FUND, INC.

Diversified Bond Portfolio
Government Income Portfolio
Zero Coupon Bond Portfolio 2005



PROSPECTUS DATED MAY 1, 2004
SUPPLEMENT DATED OCTOBER 8, 2004


	Effective immediately, David Bessey has been added as co-portfolio manager for the Diversified Bond Portfolio. Also effective immediately,
Robert Tipp and Richard
Piccirillo have assumed full portfolio management responsibility for the Government Income
Portfolio and the Zero Coupon Bond Portfolio 2005.
Peter Cordrey, former co-portfolio
manager for these funds with Mr. Tipp and Mr. Piccirillo, has assumed other responsibilities within Prudential Fixed Income.
         To reflect these changes, the following
replaces the section of the prospectus
entitled "How the Fund is Managed - Portfolio Managers
" with respect to each of the above-
named Portfolios:

	Diversified Bond Portfolio

         Steven Kellner, Robert Tipp and David Bessey of the PIM Fixed Income Group are primarily responsible for the day-to-day management of the Portfolio. They employ an institutional, team-based approach that seeks to outperform the Portfolio?s benchmark while controlling risk. Investment strategy is developed and coordinated within the
framework of a PIM Fixed Income Group Market Outlook and the Portfolio?s investment objective, restrictions, policies, and benchmark.
(See Introductory Note in the
Prospectus for more information.)

         Steven A. Kellner, CFA, is Managing Director and head of Prudential Fixed Income?s
Credit Strategies, including Corporate Bonds,
High Yield Bonds, and Emerging Markets. He is also portfolio manager for Core Plus strategies.
 Previously, Mr. Kellner was head of
the Corporate Bond Desk. Before that, he managed
U.S. corporate bonds for Prudential
Financial?s proprietary fixed income portfolios and was a fixed income credit analyst.
Mr. Kellner joined Prudential Financial in 1986 and has 16 years of investment experience.
He received a BCE in Civil Engineering from Villanova University and an MBA from the Wharton School of Business. He holds the Chartered
Financial Analyst (CFA) designation.
He has managed the Portfolio since 1999.

         Robert Tipp is Chief Investment Strategist of Prudential Fixed Income. He is co-portfolio manager of Core Plus, U.S. Government, and Global Bond strategies, portfolio manager for asset-liability strategies and TIPs portfolios, and also has supervisory responsibility for municipal and money market strategies.
Previously, Mr. Tipp served as
co-head of Prudential Financial?s institutional fixed income business. Before joining
Prudential Financial in 1991, Mr. Tipp was a Director in the Portfolio Strategies Group at the First Boston Corporation, where he developed, marketed, and implemented strategic portfolio products for money managers. Prior to that, Mr. Tipp was a senior staff analyst at the Allstate Research & Planning Center, and managed a number of fixed income and equity derivative strategies at Wells Fargo
Investment Advisors. He received a BS in
Business Administration with highest honors and an MBA in Finance with honors from the University of California, Berkeley. Mr. Tipp holds the Chartered Financial Analyst (CFA) designation. He has managed the Portfolio since 2003.

         David Bessey is Managing Director and head of Prudential Fixed Income?s Emerging
Markets team, investing in emerging market debt denominated in both U.S.dollar and local currencies. Mr. Bessey is also portfolio manager of the Global High Yield strategy, and co-portfolio manager of the Core Plus strategy.
He also specializes in the utility and
sovereign sectors for the High Yield Team. From 1994 to 1999,
Mr. Bessey was a senior
portfolio manager for emerging markets portfolios and U.S. investment grade assets.
Previously, he developed asset allocation strategies for insurance portfolios and managed
Prudential Financial?s long-term funding book. Prior to joining Prudential Financial in
1989, Mr. Bessey was a project manager on various engineering projects in the United
States, Asia, and Latin America. Mr. Bessey received a BS in Geological Engineering from Cornell University and an MBA in Finance from the
 Sloan School at the Massachusetts
Institute of Technology (MIT). He has managed the Portfolio since 2004.

Government Income Portfolio and Zero Coupon Bond
Portfolio 2005

         Robert Tipp and Richard Piccirillo of
PIM Fixed Income are primarily responsible for the day-to-day management of the Portfolios.
They employ an institutional, team-based approach that seeks to outperform the Portfolios?
benchmarks while controlling risk.
Investment strategy is developed and coordinated within the framework of a PIM Fixed
Income Group Market Outlook and the Portfolios?
investment objectives, restrictions,
policies, and benchmark. (See Introductory Note in the Prospectus for more information.)

         Robert Tipp is Chief Investment Strategist of Prudential Fixed Income. He is co-portfolio manager of Core Plus, U.S. Government, and Global Bond strategies, portfolio manager for asset-liability strategies and TIPs portfolios, and also has supervisory responsibility for municipal and money market strategies.
 Previously, Mr. Tipp served as
co-head of Prudential Financial?s institutional fixed income business. Before joining
Prudential Financial in 1991, Mr. Tipp was a Director in the Portfolio Strategies Group at the First Boston Corporation, where he developed, marketed, and implemented strategic portfolio products for money managers. Prior to that, Mr. Tipp was a senior staff analyst at the Allstate Research & Planning Center, and managed a number of fixed income and equity derivative strategies at Wells Fargo Investment Advisors.
He received a BS in
Business Administration with highest honors and an MBA in Finance with honors from the University of California, Berkeley. Mr. Tipp holds the Chartered Financial Analyst (CFA) designation. He has managed the Portfolio since 2003.

         Richard Piccirillo is Vice President on
Prudential Fixed Income?s U.S. Liquidity
Team. He is co-portfolio manager of U.S. Government strategies and has specialized in mortgage-backed securities since joining Prudential
Financial in 1993.  Prior to that, he
was a fixed income analyst with Fischer Francis Trees & Watts, and an analyst at Smith
Barney. He received a BBA in Finance from George Washington University and an MBA in
Finance and International Business from New York University.
He has managed the
Portfolios since 2003.



PSFSUP53